As filed with the Securities and Exchange Commission on
                           April 16, 1997.
                                  Registration No. 333-_____


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

            POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                          FORM S-8
                   REGISTRATION STATEMENT
              UNDER THE SECURITIES ACT OF 1933
                     ___________________

                INTERNATIONAL GAME TECHNOLOGY
   (Exact name of registrant as specified in its charter)
                     ___________________

     Nevada                                88-0173041
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

             5270 Neil Road, Reno, Nevada  89502
          (Address of principal executive offices)

    INTERNATIONAL GAME TECHNOLOGY 1993 STOCK OPTION PLAN
                  (Full title of the plan)

                         Brian McKay
  Vice President, General Counsel, Secretary and Treasurer
                INTERNATIONAL GAME TECHNOLOGY
             5270 Neil Road, Reno, Nevada  89502
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
(702) 448-7777
                     ___________________

                          Copy to:
                   Joseph J. Herron, Esq.
                      O'MELVENY & MYERS
            610 Newport Center Drive, Suite 1700
              Newport Beach, California  92660

              CALCULATION  OF REGISTRATION  FEE


                                        Proposed
Proposed
                                        maximum
maximum
Title of                 Amount         offering
aggregate      Amount of
securities               to be          price
offering       registration
to be registered         registered     per unit            price
        fee

Common Stock, $0.000625  2,000,000<1>   $15.9375<2>
$31,875,000<2> $9,660<2><3>
par value per share      shares

______________

<1>  This Registration Statement covers, in addition to the
     number of shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares and options which by reason of certain events specified in the Plan may become subject to the Plan.

<2>  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 1, 1997, as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

<3>  The total registration fee of $9,660 was previously paid upon the initial filing of this Registration Statement on April 4, 1997.

   The Exhibit Index included in this Registration Statement is at page S-3.

   The Prospectus which contains the information required pursuant to Section 10(a) of the Securities Act of 1933, as amended (the "Act"), relates to a registration statement on Form S-8 (File No. 33-69400) under the Act, with respect to
3,250,000 shares of Common Stock.


                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(A) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item
2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of International Game
Technology (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended September 30, 1996;

  (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended December 31, 1996; and

  (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 dated April 23, 1991, and any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Brian McKay. Mr. McKay is Vice President, General Counsel, Secretary and Treasurer of the Company and is compensated as an employee of the Company. Mr. McKay is the holder of options to acquire 65,957 shares of the Company's Common Stock and the Company's Board of Directors has approved the grant to Mr. McKay of 50,000 restricted shares of the Company's Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED


ITEM 8.     EXHIBITS - SEE THE ATTACHED EXHIBIT INDEX AT PAGE
            S-3.


ITEM 9.     UNDERTAKINGS

    The information and contents of Registration Statement No. 33-69400 on Form S-8, which was previously filed with the Securities and Exchange Commission by the Company, is incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statement, information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                         SIGNATURES

       Pursuant to the requirements of the Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 10, 1997.


                          INTERNATIONAL GAME TECHNOLOGY



                          By: __/s/ Brian McKay__
                              Brian McKay
                          Its:  Vice President, General
                                Counsel, Secretary and
                                Treasurer


       Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 10 day of April, 1997.



     SIGNATURE                                TITLE

   <1>
Charles N. Mathewson           Chairman of the Board and Chief
Ex                             Excutive Officer (Principal
                               Executive Officer)

  <1>
G. Thomas Baker                President, Chief Operating
                               Officer, and Chief
                               Financial Officer (Principal
                               Financial Officer and Principal
                               Accounting Officer)


Albert J. Crosson              Director

  <1>
Wilbur K. Keating              Director

  <1>
Warren L. Nelson               Director<2>

  <1>
Frederick B. Rentschler        Director<2>


  <1>
John J. Russell                Director

Rockwell A. Schnabel           Director

  <1>
Claudine B. Williams           Director<2>

______________

<1> By: /s/ Brian McKay
       Brian McKay
       Attorney-In-Fact

<2> Member of Compensation Committee

                       EXHIBIT INDEX<1>



Exhibit
Number          Description

4.     International Game Technology 1993 Stock Option Plan
       (Amended and Restated Effective as of August 27, 1996).
5.     Opinion of Counsel (opinion re legality).<2>
23.1   Consent of Independent Accountants.
23.2   Consent of Counsel (included in Exhibit 5).<2>
24.    Power of Attorney (included in this Registration
       Statement under "Signatures").<2>

_________________
<1>  Each exhibit index and exhibit of Registration Statement
No. 33-69400, which was previously field with the Securities and Exchange Commission by the registrant, is incorporated herein by reference.

<2>  This exhibit was filed as an exhibit to Registration
Statement No. 333-24605, which was previously filed with the Securities and Exchange Commission by the registrant and which is being amended by this Registration Statement, and is incorporated herein by reference.